Exhibit 2.1

SHARE EXCHANGE AGREEMENT

BY AND AMONG

Earlyworks Co., Ltd.,

Perpetual Markets Ltd.

AND

Persons listed in Exhibit A hereof

DATED: December 28, 2025

Share Exchange Agreement

This Share Exchange Agreement, dated as of December 28, 2025, is made by and among Earlyworks Co., Ltd., a joint-stock corporation with limited liability pursuant to the laws of Japan (the “Acquiror Company” or “Earlyworks”), and Perpetual Markets Ltd., a company organized under the laws of Cyprus (the “Acquiree Company” or “Perpetual”), and the persons listed in Exhibit A hereof (collectively, the “Shareholders”; and each, a “Shareholder”), being the owners of record of all of the issued share capital of the Acquiree Company (the “Perpetual Shares”).

BACKGROUND

WHEREAS, the Shareholders have agreed to transfer to the Acquiror Company, and the Acquiror Company has agreed to acquire from the Shareholders, (a) 2,000 ordinary Class A shares and (b) 22,247 ordinary Class B shares of Perpetual (the “Perpetual Ordinary Shares”), which, collectively, represent 100% of the issued and outstanding Shares of the Acquiree Company, in exchange for (A) the issuance to the Shareholders (or their designees) of such number of American Depositary Shares of the Acquiror Company (the “ADSs”), each representing five (5) ordinary shares of the Acquiror Company (the “Acquiror Company Ordinary Shares”), which number is equal to 19.99% of the Acquiror Company’s issued and outstanding ADSs as of the Closing Date (as defined below), and (B) the balance of the equity consideration in the form of 53,051,000 preferred shares of the Acquiror Company (which, if and as the Series P Preferred Shares are converted into Ordinary Shares on a one-for-one basis, would be equivalent to 10,610,200 ADSs) to be issued to the Shareholders (or their designees), which, upon issuance, shall not have any voting or conversion rights into any other securities of the Acquiror Company (the “Series P Preferred Shares”)1 until the Acquiror Company has acquired the necessary shareholder approval to provide the holders of such Series P Preferred Shares with such voting and conversion rights2 (“Acquiror Company Shareholder Approval”).

WHEREAS, the Acquiror Company and the Acquiree Company agree that following receipt of Acquiror Company Shareholder Approval, the Series P Preferred Shares shall contain the rights, privileges, preferences, and restrictions as are set forth in the terms of the Series P Preferred Share Amendment (the “Series P Preferred Share Designation”) attached hereto as Annex A;

[1]	For clarity the aggregate number of Series P Preferred Shares being issued hereunder shall be the difference between 11.220 million and the aggregate number of ADSs being issued hereunder.

[2]	Such rights would provide for voting on an as-converted into ordinary shares basis and conversion on a one Series P Preferred Shares-to-one Acquiror Company Ordinary Share basis. There should be no voting rights until shareholder approval whether or not any of the Series P Preferred Shares are converted.

WHEREAS, the total cash consideration payable to the Shareholders shall be US $15,000,000 (the “Total Cash Consideration”), of which US $3,500,000 shall be payable at Closing (as defined below) (the “Upfront Cash Consideration”), with the remaining cash consideration (the “Deferred Cash Consideration”) of US $11,500,000 being satisfied through certain of the cash proceeds received by the Acquiror Company from the exercise of certain warrants granted by the Acquiror Company to the grantees thereof, as disclosed in the prospectus dated December 10, 2025, filed with the Commission on December 11, 2025, pursuant to Rule 424(b)(3) under the Securities Act, as amended, in connection with its Registration Statement on Form F-1 (File No. 333-291781) (the “Acquiror Company Financing Warrants”) being allocated to the Deferred Cash Consideration, up to a maximum aggregate of US $7,500,000 (the “Warrant Proceeds Cap”), with the balance of the Total Cash Consideration of US $4,000,000 being satisfied from the first capital raise completed by the Acquiror Company following the Closing (the “Capital Raise Payment”).

WHEREAS, the terms, timing, and other details of both the Deferred Cash Consideration and the Capital Raise Payment shall be determined by mutual agreement of the parties and set forth in one or more definitive written agreements at a later date, provided that neither the Deferred Cash Consideration nor the Capital Raise Payment shall constitute an obligation of any party to complete such payment or transaction in the future, however, either party shall remain liable to the extent its intentional or bad-faith actions directly cause either payment to not be completed.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations, and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION I
DEFINITIONS

Unless the context otherwise requires, the terms defined in this Section I will have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

1.1 “Accredited Investor” has the meaning set forth in Regulation D under the Securities Act and set forth on Exhibit C.

1.2 “Acquiree Company” means Perpetual Markets Ltd., a company organized under the laws of Cyprus.

1.3 “Acquiree Company Subsidiaries” means all of the direct and indirect Subsidiaries of the Acquiree Company, if any.

1.4 “Acquiror Company” means Earlyworks Co., Ltd., a joint-stock corporation with limited liability pursuant to the laws of Japan.

1.5 “Acquiror Company Board” means the Board of Directors of the Acquiror Company.

1.6 “Acquiror Company Ordinary Shares” means the Acquiror Company’s ordinary shares, that are validly issued and outstanding, fully paid and nonassessable and that were not issued in violation of any pre-emptive or similar rights of the holders of outstanding securities of the Acquiror Company.

1.7 “Acquiror Company Shares” means the (a) the Series P Preferred Shares being issued to the Shareholders (or their designees) pursuant to this Agreement, (b) the Acquiror Company ADSs being issued to the Shareholders (or their designees) pursuant to this Agreement, and (c) the Acquiror Company Ordinary Shares underlying such ADSs.

1.8 “Affiliate” shall mean, with respect to any Person, any other Person that (a) directly or indirectly, whether through one or more intermediaries or otherwise, controls or is controlled by or is under common control with such Person. For purposes of this definition, “control” (including with correlative meanings “controlled by” and “under common control with”) of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise. For the purposes of this definition, a Person shall be deemed to control any of his or her immediate family members.

1.9 “Agreement” means this Share Exchange Agreement, including all Schedules and Exhibits hereto, as this Share Exchange Agreement may be from time to time amended, modified or supplemented.

1.10 “Business Day” means each day other than a Saturday, Sunday, or U.S. or Japanese national legal holiday.

1.11 “Closing” has the meaning set forth in Section 2.1.

1.12 “Closing Date” has the meaning set forth in Section 3.1.

1.13 “Code” means the Internal Revenue Code of 1986, as amended.

1.14 “Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act and the Exchange Act.

1.15 “Equity Security” means any stock or similar security, including, without limitation, securities containing equity features and securities containing profit participation features, or any security convertible into or exchangeable for, with or without consideration, any stock or similar security, or any security carrying any warrant, right or option to subscribe to or purchase any shares of capital stock, or any such warrant or right.

1.16 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will then be in effect.

1.18 “Exhibits” means the several exhibits referred to and identified in this Agreement.

1.19 “Governmental Authority” means any federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body, in each case whether U.S. or non-U.S.

1.20 “Indebtedness” means any obligation, contingent or otherwise. Any obligation secured by a Lien on, or payable out of the proceeds of, or production from, property of the relevant party will be deemed to be Indebtedness.

1.21 “Intellectual Property” means all industrial and intellectual property, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

1.22 “Laws” means, with respect to any Person, any U.S. or non-U.S. federal, national, state, provincial, local, municipal, international, multinational or other law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

1.23 “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

1.24 “Material Acquiror Company Contract” means any and all agreements, contracts, arrangements, leases, commitments or otherwise, of the Acquiror Company, of the type and nature that the Acquiror Company would be required to file with the Commission.

1.25 “Material Adverse Effect” means any change, effect or circumstance, which, individually or in the aggregate, would reasonably be expected to (a) have a material adverse effect on the business, assets, financial condition or results of operations of the Acquiror Company or the Acquiree Company, as the case may be, in each case taken as a whole or (b) materially impair the ability of the Acquiror Company or the Acquiree Company, as the case may be, to perform their obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, or (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which the Acquiror Company or the Acquiree Company, as the case may be, operate or (c) result in litigation, claims, disputes or property loss in excess of US $50,000 in the future, and that would prohibit or otherwise materially interfere with the ability of any party to this Agreement to perform any of its obligations under this Agreement in any material respect.

1.26 “Non-U.S. person” has the meaning set forth in Regulation S under the Securities Act and set forth on Exhibit B.

1.27 “Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority.

1.28 “Organizational Documents” means (a) the articles or certificate of incorporation and the by-laws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any other document performing a similar function to the documents specified in clauses (a), (b), (c) and (d) adopted or filed in connection with the creation, formation or organization of a Person; and (f) any and all amendments to any of the foregoing.

1.29 “Permitted Liens” means (a) Liens for Taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate proceedings and for the payment of which the relevant party has made adequate reserves; (b) Liens in respect of pledges or deposits under workmen’s compensation laws or similar legislation, carriers, warehousemen, mechanics, laborers and material men and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted and for the payment of which the relevant party has made adequate reserves; (c) statutory Liens incidental to the conduct of the business of the relevant party which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business; and (d) Liens that would not have a Material Adverse Effect.

1.30 “Person” means all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions.

1.31 “Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

1.32 “Regulation D” means Regulation D under the Securities Act, as the same may be amended from time to time, or any successor statute.

1.33 “Regulation S” means Regulation S under the Securities Act, as the same may be amended from time to time, or any successor statute.

1.34 “Rule 144” means Rule 144 under the Securities Act, as the same may be amended from time to time, or any successor statute.

1.35 “Schedules” means the several schedules referred to and identified herein, setting forth certain disclosures, exceptions and other information, data and documents referred to at various places throughout this Agreement.

1.36 “Section 4(a)(2)” means Section 4(a)(2) under the Securities Act, as the same may be amended from time to time, or any successor statute.

1.37 “Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.

1.38 “Share Exchange” has the meaning set forth in Section 2.1.

1.39 “Subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (a) beneficially owns, either directly or indirectly, more than 50% of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests of such entity, or (iii) the capital or profit interests of such entity, in the case of a partnership or limited liability company; or (b) otherwise has the power to vote or to direct the voting of sufficient securities to elect a majority of the board of directors or similar governing body of such entity.

1.40 “Survival Period” has the meaning set forth in Section 10.1.

1.41 “Taxes” means all foreign, federal, state or local taxes, charges, fees, levies, imposts, duties and other assessments, as applicable, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax with respect to any of the foregoing; and “Tax” means any of the foregoing Taxes.

1.42 “Tax Group” means any federal, state, local or foreign consolidated, affiliated, combined, unitary or other similar group of which the Acquiror Company is now or was formerly a member.

1.43 “Tax Return” means any return, declaration, report, claim for refund or credit, information return, statement or other similar document filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

1.44 “Transaction Documents” means, collectively, all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement.

1.45 “Shares” or “Perpetual Shares” means the Acquiree Company’s ordinary Class A shares and ordinary Class B shares.

1.46 “U.S.” means the United States of America.

1.47 “U.S. Dollars” or “US $” means the currency of the United States of America.

1.48 “U.S. GAAP” means, with respect to any Person, United States generally accepted accounting principles applied on a consistent basis with such Person’s past practices.

SECTION II
EXCHANGE OF SHARES; PUT AND CALL OPTIONS

2.1 Share Exchange. At the closing of the share exchange (the “Closing”), (1) the Shareholders of the Acquiree Company shall transfer to the Acquiror Company all of the issued and outstanding shares of the Acquiree Company, representing 100% of the Acquiree Company’s issued and outstanding Perpetual Ordinary Shares in exchange for (A) the issuance to the Shareholders (or their designees) of 609,800 ADSs, which number is equal to 19.99% of the Acquiror Company’s issued and outstanding ADSs as of the Closing Date, and (B) the balance of the equity consideration in the form of 53,051,000 Series P Preferred Shares (which, if and as the Series P Preferred Shares are converted into Ordinary Shares on a one-for-one basis, would be equivalent to 10,610,200 ADSs) to be issued to the Shareholders (or their designees), which ADS equivalent number is equal to the difference between 11.220 million ADS equivalents and the aggregate number of Acquiror Company Ordinary Shares in ADS equivalent form being issued at Closing pursuant to this Agreement and (2) the Acquiror Company shall pay to the Shareholders the Upfront Cash Consideration at the Closing, with the remaining Deferred Cash Consideration to be satisfied, as soon as reasonably practicable, through the allocation of certain cash proceeds received by the Acquiror Company from the exercise of the outstanding Acquiror Company Financing Warrants, up to the Warrant Proceeds Cap, with the remaining balance of the Total Cash Consideration to be satisfied from the Capital Raise Payment (altogether, the “Share Exchange”).

The terms, timing, and other details of both the Deferred Cash Consideration and the Capital Raise Payment shall be determined by mutual agreement of the parties and set forth in one or more definitive written agreements at a later date, provided that (A) neither the Deferred Cash Consideration nor the Capital Raise Payment shall constitute an obligation of any party to complete such payment or transaction in the future, however, either party shall remain liable to the extent its intentional or bad-faith actions directly cause either payment to not be completed; and (B) neither the Deferred Cash Consideration nor the Capital Raise Payment shall be due to the Shareholders until such time as Acquiree Company provides the Required Financial Statements as required by Section 7.12.

2.2 MTF Company Options. An “MTF Company” would be a Multilateral Trading Facility, licensed in Europe under the MiFID II framework, that operates a central limit order book (exchange) for derivatives trading – in particular trading of perpetual contracts, securities, and similar instruments, including the provision of the ancillary services of safeguarding of client assets and foreign exchange.

The Acquiror Company hereby grants to the Shareholders the right to “put” to the Acquiror Company an entity with the characteristics substantially similar to the characteristics of an MTF Company (a “Put Option”). The Put Option shall be exercisable at any time from and after the Closing Date through and including the first anniversary thereof, subject to written notice of such exercise being provided to the Acquiror Company not later than 10 days before the Put Option is exercised. Notwithstanding the grant of this Put Option and any noticed exercise thereof, the Acquiror Company reserves the right to withhold, delay, deny, or condition its acceptance of any such exercise, provided, however, that, following the receipt of Regulatory Approval (as defined below), such acceptance shall not be unreasonably withheld, delayed, denied, or conditioned, except as required by applicable law or regulation, which reserved right shall expire within five (5) Business Days of such noticed exercise (the “Put Exercise Expiry Date”). If the Acquiror Company does not deliver written notice of its acceptance or lawful refusal prior to Put Exercise Expiry Date, then, following receipt of Regulatory Approval, acceptance of the MTF Company shall be deemed given.

The Shareholders hereby grant to the Acquiror Company the right to “call” from the Shareholders an entity with the characteristics substantially similar to the characteristics of an MTF Company (a “Call Option”). The Call Option shall be exercisable at the first anniversary of the Closing, but subject to the consent of the Shareholders, which consent shall not be unreasonably withheld, delayed, denied, or conditioned, the Call Option may be exercised at a sooner date. Notwithstanding the grant of this Call Option and any noticed exercise thereof, the Acquiror Company reserves the right to withhold, delay, deny, or condition its acceptance of the MTF Company proffered by the Shareholders upon any such exercise, provided, however, that, following the receipt of Regulatory Approval, such acceptance shall not be unreasonably withheld, delayed, denied, or conditioned, except as required by applicable law or regulation, which reserved right shall expire within five (5) Business Days of such noticed exercise (the “Call Exercise Expiry Date”). If the Acquiror Company does not deliver written notice of its acceptance or lawful refusal prior to Call Exercise Expiry Date, then, following receipt of Regulatory Approval, acceptance of the MTF Company shall be deemed given.

The parties agree that the grant of the Put Option and of the Call Option is material to, and the consideration therefor (on an as-exercised basis, but for a nominal exercise payment) is included in the consideration set forth in Section 2.1 herein. Accordingly, the exercise price for either the Put Option or the Call Option is US $1,000, which payment shall be tendered by the Acquiror Company to the Shareholders not later than five (5) Business Days after the Put Exercise Expiry Date or the Call Exercise Expiry Date, as relevant, subject to the acceptance of the MTF Company by the Acquiror Company.

The Parties acknowledge that the consummation of any transfer of equity interests in the MTF Entity pursuant to the Put Option or the Call Option (the “MTF Transfer”) is subject to the receipt of all required governmental, regulatory, and self-regulatory approvals, including without limitation approval of the applicable market operator and financial regulatory authority (collectively, the “Regulatory Approval”). Each Party shall use its reasonable best efforts to prepare and submit all filings and applications necessary to obtain the Regulatory Approval as soon as reasonably practicable within each such Party’s reasonable business judgment following the Closing (the “Filing Deadline”). The Parties shall use reasonable best efforts to cause the Regulatory Approval to be obtained as soon as reasonably practicable thereafter (the “Regulatory Approval Deadline”).

For the avoidance of doubt and in connection with the Shareholders’ obligations under Section 7.9, unless and until Regulatory Approval has been obtained, no Party shall be obligated of permitted to consummate the MTF Transfer, and all rights and obligations relating thereto shall remain suspended.

SECTION III
CLOSING DATE

3.1 Closing Date. The Closing of the Share Exchange shall take place at 10:00 a.m. Eastern Time on the day all of the closing conditions set forth in Sections 8 and 9 herein have been satisfied or waived, or at such other time and date as the parties hereto shall agree in writing (the “Closing Date”), at the offices of Hunter Taubman Fischer & Li LLC, at 950 Third Avenue, 19th Floor, New York, NY 10022. In no event however, shall the Closing occur after April 30, 2026.

SECTION IV
REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

4.1 Generally. Subject to the disclosures contained in the relevant Schedules attached hereto, each of the Shareholders, severally and not jointly, hereby represents and warrants to the Acquiror Company as follows:

4.1.1 Authority. The Shareholder has the right, power, authority and capacity to execute and deliver this Agreement and each of the Transaction Documents to which the Shareholder is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which the Shareholder is a party, and to perform the Shareholder’s obligations under this Agreement and each of the Transaction Documents to which the Shareholder is a party. This Agreement has been, and each of the Transaction Documents to which the Shareholder is a party will be, duly and validly authorized and approved, executed and delivered by the Shareholder. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto, this Agreement is, and each of the Transaction Documents to which the Shareholder is a party have been, duly authorized, executed and delivered by the Shareholder and constitutes the legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

4.1.2 No Conflict. Neither the execution or delivery by the Shareholder of this Agreement or any Transaction Document to which the Shareholder is a party, nor the consummation or performance by the Shareholder of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Shareholder (if the Shareholder is not a natural person); (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which the Shareholder is a party or by which the properties or assets of the Shareholder are bound; or (c) contravene, conflict with, or result in a violation of, any Law or Order to which the Shareholder, or any of the properties or assets of the Shareholder, may be subject.

4.1.3 Ownership of Shares. The Shareholder owns, of record and beneficially, and has good, valid, and indefeasible title to and the right to transfer to the Acquiror Company pursuant to this Agreement, the Shareholder’s Shares free and clear of any and all Liens. Except as set forth on Schedule 4.1.3, there are no options, rights, voting trusts, shareholder agreements or any other contracts or understandings to which such Shareholder is a party or by which the Shareholder or the Shareholder’s Shares are bound with respect to the issuance, sale, transfer, voting or registration of the Shareholder’s Shares. At the Closing Date, the Acquiror Company will acquire good, valid and marketable title to the Shareholder’s Shares free and clear of any and all Liens.

4.1.4 Litigation. There is no pending Proceeding against the Shareholder that involves the Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement and, to the knowledge of the Shareholder, no such Proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

4.1.5 No Brokers or Finders. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Shareholder for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and the Shareholder will indemnify and hold the Acquiror Company harmless against any liability or expense arising out of, or in connection with, any such claim.

4.2 Investment Representations. The Shareholder hereby represents and warrants, solely with respect to the Acquiror Company, as follows:

4.2.1 Acknowledgment. The Shareholder understands and agrees that the Acquiror Company Shares to be issued pursuant to this Agreement and the Share Exchange have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the Acquiror Company Shares is being effected in reliance upon an exemption from registration afforded under Section 4(a)(2) of the Securities Act, Regulation D, or Regulation S thereunder, in each case for transactions by an issuer not involving a public offering.

4.2.2 Status. By its execution of this Agreement, the Shareholder represents and warrants to the Acquiror Company that the Shareholder is either (a) an Accredited Investor as defined in Regulation D and as set forth under Exhibit C hereof or sophisticated to have sufficient knowledge and experience in financial and business matters to make the Shareholder capable of evaluating the merits and risks of the prospective investment; or (b) a “non-U.S. person” as defined in Regulation S and further makes the representations and warranties to the Acquiror Company set forth on Exhibit B. Such “non-U.S. person” Shareholder is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such “non-U.S. person” Shareholder is not a broker-dealer, nor an affiliate of a broker-dealer.

4.2.3 Stock Legends. The Shareholder hereby agrees with the Acquiror Company as follows:

(a) Securities Act Legend. The certificate(s) evidencing the Acquiror Company Shares issued to the Shareholder, and each certificate issued in transfer thereof, will bear the following legend:

If the Shareholder is a Non-U.S. Person under Regulation S:

THESE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE SECURITIES WERE ISSUED IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PURSUANT TO REGULATION S PROMULGATED UNDER IT. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE UNITED STATES UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT IS NOT REQUIRED. FURTHER, HEDGING TRANSACTIONS WITH REGARD TO THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

If the Shareholder is an Accredited Investor under Regulation D:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

(b) Other Legends. The certificate(s) representing such Acquiror Company Shares, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable Law, including, without limitation, any U.S. state corporate and state securities law, or contract.

(c) Opinion. The Shareholder will not transfer any or all of the Acquiror Company Shares absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of the Shareholder’s Acquiror Company Shares, as the case may be, without first providing the Acquiror Company with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Acquiror Company) to the effect that such transfer will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

(d) Consent. The Shareholder understands and acknowledges that the Acquiror Company may refuse to transfer the Acquiror Company Shares, unless the Shareholder comply with this Section 4.2.3. The Shareholder consents to the Acquiror Company making a notation on its records or giving instructions to any transfer agent of the Acquiror Company’s Shares in order to implement the restrictions on transfer of the Acquiror Company Shares.

4.2.4 Investment Intent. The Shareholder is acquiring the Acquiror Company Shares for investment in its own account and not with an intent to resell or otherwise dispose of the Acquiror Company Shares.

4.2.5 The Shareholder understands that the Acquiror Company Shares are being offered and sold to the Shareholder in reliance upon the truth and accuracy of the representations, warranties, agreements and understandings of the Shareholder set forth in this Agreement, in order that the Acquiror Company may determine the applicability and availability of the exemptions from registration of the Acquiror Company Shares on which the Acquiror Company is relying.

4.2.6 Waiver of Conflicts. The Shareholder understands that Hunter Taubman Fischer & Li LLC (“HTFL”) acts as the legal counsel solely to the Acquiror Company under this Agreement. Each Shareholder has the opportunity to seek and receive independent legal advice regarding the transaction contemplated under this Agreement and has not relied on any advice provided by HTFL to enter into this Agreement. The Shareholder knowingly agrees to waive and hereby does waive any actual or potential conflict of interest of HTFL in its capacity as counsel for the Acquiror Company with regard to this Agreement.

SECTION V
REPRESENTATIONS AND WARRANTIES OF THE ACQUIREE COMPANY

Subject to the disclosures contained in the relevant Schedules attached hereto, the Acquiree Company represents and warrants to the Acquiror Company as follows:

5.1 Organization and Qualification. The Acquiree Company is duly incorporated and validly existing under the laws of the Cyprus, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted, to own, hold and operate its properties and assets as now owned, held and operated by it, to enter into this Agreement, to carry out the provisions hereof except where the failure to be so organized, existing and in good standing or to have such authority or power will not, in the aggregate, have a Material Adverse Effect. The Acquiree Company is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification, licensing or domestication necessary, except where the failure to be so qualified, licensed or domesticated will not have a Material Adverse Effect. Set forth on Schedule 5.1 is a list of those jurisdictions in which the Acquiree Company presently conducts its business, owns, holds and operates its properties and assets.

5.2 Subsidiaries. Except as set forth on Schedule 5.2, the Acquiree Company does not own directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

5.3 Organizational Documents. The copies of the Organizational Documents of the Acquiree Company that have been delivered to the Acquiror Company prior to the execution of this Agreement are true and complete and have not been amended or repealed. The Acquiree Company is not in violation or breach of any of the provisions of its Organizational Documents.

5.4 Authorization and Validity of this Agreement. The Acquiree Company has all requisite authority and power (corporate and other), authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which the Acquiree Company is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which the Acquiree Company is a party, to perform its obligations under this Agreement and each of the Transaction Documents to which the Acquiree Company is a party, and to record the transfer of the Shares and the delivery of the new certificates representing the Shares registered in the name of the Acquiror Company. The execution, delivery and performance by the Acquiree Company of this Agreement and each of the Transaction Documents to which the Acquiree Company is a party have been duly authorized by all necessary corporate action and do not require from the Board of Directors of the Acquiree Company or the Shareholders any consent or approval that has not been validly and lawfully obtained. The execution, delivery and performance by the Acquiree Company of this Agreement and each of the Transaction Documents to which the Acquiree Company is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person.

5.5 No Violation. Neither the execution nor the delivery by the Acquiree Company of this Agreement or any Transaction Document to which the Acquiree Company is a party, nor the consummation or performance by the Acquiree Company of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Acquiree Company; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which the Acquiree Company is a party or by which the properties or assets of the Acquiree Company are bound; (c) contravene, conflict with, or result in a violation of, any Law or Order to which the Acquiree Company, or any of the properties or assets owned or used by the Acquiree Company, may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by the Acquiree Company or that otherwise relate to the business of, or any of the properties or assets owned or used by, the Acquiree Company, except, in the cases of clauses (b), (c) and (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

5.6 Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties hereto and thereto other than the Acquiree Company, this Agreement and each of the Transaction Documents to which the Acquiree Company is a party are duly authorized, executed and delivered by the Acquiree Company and constitute the legal, valid and binding obligations of the Acquiree Company, enforceable against the Acquiree Company in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

5.7 Capitalization and Related Matters.

5.7.1 Capitalization of the Acquiree Company. The Acquiree Company has 2,000 ordinary Class A shares and 22,247 ordinary Class B shares issued and outstanding. Except as set forth on Schedule 5.7.1, there are no outstanding or authorized options, warrants, calls, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require the Acquiree Company to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. There are no outstanding shareholders’ agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the capital stock of the Acquiree Company. The issuance of all of the Shares described in this Section 5.7.1 has been in compliance with the laws of Cyprus. All issued and outstanding Shares of the Acquiree Company’s capital stock are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights. The owners of the Shares of the Acquiree Company own, and have good, valid and marketable title to, all the Shares of the Acquiree Company.

5.7.2 No Redemption Requirements. There are no outstanding contractual obligations (contingent or otherwise) of the Acquiree Company to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, the Acquiree Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

5.8 Compliance with Laws and Other Instruments. Except as would not have a Material Adverse Effect, the business and operations of the Acquiree Company have been and are being conducted in accordance with all applicable Laws and Orders. Except as disclosed in Schedule 5.8, the Acquiree Company has not received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting the Acquiree Company and, to the knowledge of the Acquiree Company, no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated. Except as would not have a Material Adverse Effect, the Acquiree Company is not, and is not alleged to be, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of its Organizational Documents or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which the Acquiree Company is a party or by which any of the Acquiree Company’s properties, assets or rights are bound or affected. To the knowledge of the Acquiree Company, no other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which the Acquiree Company is a party is (with or without notice or lapse of time or both) in default thereunder or in breach of any term thereof. The Acquiree Company is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of the Acquiree Company, any event or circumstance relating to the Acquiree Company that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits the Acquiree Company from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby or thereby.

5.9 Certain Proceedings. There is no pending Proceeding that has been commenced against the Acquiree Company and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated in this Agreement. To the Acquiree Company’s knowledge, no such Proceeding has been threatened.

5.10 No Brokers or Finders. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Acquiree Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and the Acquiree Company will indemnify and hold the Acquiror Company harmless against any liability or expense arising out of, or in connection with, any such claim.

5.11 Title to and Condition of Properties. Except as would not have a Material Adverse Effect, the Acquiree Company owns, with good and marketable title in the case of real property, or holds under valid leases or other rights to use all real property and equipment necessary for the conduct of the business of the Acquiree Company as presently conducted, free and clear of all Liens, except Permitted Liens.

5.12 Recommendation by the Board of Directors. The Board of Directors of the Acquiree Company has, by unanimous written consent, determined that this Agreement and the transactions contemplated by this Agreement, are advisable and in the best interests of the Acquiree Company and its Shareholders.

5.13 Intellectual Property. The Acquiree Company and its Subsidiaries own or possess all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing, which are necessary for the conduct of their business as now conducted without any conflict with the rights of others.

5.14 Due Diligence. The Acquiree Company has had the opportunity to perform all due diligence investigations of the Acquiror Company and its business. The Acquiree Company has reviewed sufficient information to allow it to make the satisfactory evaluation on the merits and risks of the transactions contemplated by this Agreement. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Acquiror Company set forth in this Agreement, on which the Acquiree Company has relied in making an exchange of their Shares of the Acquiree Company for the Acquiror Company Shares.

5.15 Liabilities. Except as indicated in the financial statements or disclosed within this Agreement and those incurred in the ordinary business hereto, neither the Acquiree Company nor its Subsidiaries, if any, has incurred any external liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise), which, individually or in the aggregate, are reasonably likely to cause a Material Adverse Effect.

5.16 Adverse Interest. No current officer, director or Person known to the Acquiree Company or its Subsidiaries to be the record or beneficial owner in excess of 5% of such entity’s outstanding stock, is a party adverse to the Acquiree Company or its Subsidiaries or has a material interest adverse to the Acquiree Company or its Subsidiaries in any material pending Proceeding.

5.17 No Material Adverse Effect. During the past three years, neither the Acquiree Company nor any of its Subsidiaries has suffered a Material Adverse Effect.

5.18 Licenses. The Acquiree Company possesses from the appropriate Governmental Authority all licenses, permits, authorizations, approvals, franchises and rights that are necessary for the Acquiree Company to engage in its business as currently conducted and to permit the Acquiree Company to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets (collectively, “Acquiree Company Permits”). The Acquiree Company has not received notice from any Governmental Authority or other Person that there is lacking any license, permit, authorization, approval, franchise or right necessary for the Acquiree Company to engage in its business as currently conducted and to permit the Acquiree Company to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets. The Acquiree Company Permits are valid and in full force and effect. No event has occurred or circumstance exists that may (with or without notice or lapse of time): (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any Acquiree Company Permit or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Acquiree Company Permit. The Acquiree Company has not received notice from any Governmental Authority or any other Person regarding: (y) any actual, alleged, possible or potential contravention of any Acquiree Company Permit or (z) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any Acquiree Company Permit. All applications required to have been filed for the renewal of such Acquiree Company Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to such Acquiree Company Permits have been duly made on a timely basis with the appropriate Persons. All Acquiree Company Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which have, to the extent due, been duly paid.

5.19 Changes. The Acquiree Company has conducted its business in the usual and ordinary course of business consistent with past practice and has not:

5.19.1 Ordinary Course of Business. Entered into any transaction other than in the usual and ordinary course of business, except for this Agreement and each of the Transaction Documents;

5.19.2 Adverse Changes. Suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business or those that would not have a Material Adverse Effect;

5.19.3 Loans. Made any loans or advances to any Person other than travel advances and reimbursement of expenses made to employees, officers and directors in the ordinary course of business;

5.19.4 Liens. Created or permitted to exist any Lien on any material property or asset of the Acquiror Company, other than Permitted Liens;

5.19.5 Capital Stock. Issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of its capital stock or any other of its securities or any Equity Security, or altered the term of any of its outstanding securities or made any change in its outstanding shares of capital stock or its capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

5.19.6 Dividends. Declared, set aside, made or paid any dividend or other distribution to any of its shareholders;

5.19.7 Material Acquiror Company Contracts. Terminated or modified any Material Acquiree Company Contract, except for termination upon expiration in accordance with the terms thereof;

5.19.8 Claims. Released, waived or cancelled any claims or rights relating to or affecting the Acquiree Company in excess of US $50,000 in the aggregate or instituted or settled any Proceeding involving in excess of US $10,000 in the aggregate;

5.19.9 Discharged Liabilities. Paid, discharged, or satisfied any claim, obligation or liability in excess of US $50,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the ordinary course of business;

5.19.10 Indebtedness. Created, incurred, assumed or otherwise become liable for any Indebtedness in excess of US $50,000 in the aggregate, other than professional fees;

5.19.11 Guarantees. Guaranteed or endorsed in a material amount any obligation or net worth of any Person;

5.19.12 Acquisitions. Acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person;

5.19.13 Accounting. Changed its method of accounting or the accounting principles or practices utilized in the preparation of its financial statements, other than as required by U.S. GAAP;

5.19.14 Agreements. Entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

5.20 Material Acquirer Company Contracts. The Acquiree Company has provided to the Acquiror Company, prior to the date of this Agreement, true, correct and complete copies of each written Material Acquiree Company Contract, including each amendment, supplement and modification thereto.

5.20.1 No Defaults. Each Material Acquiree Company Contract is a valid and binding agreement of the Acquiree Company that is party thereto, and is in full force and effect. The Acquiree Company is not in breach or default of any Material Acquiree Company Contract to which it is a party and, to the knowledge of the Acquiree Company, no other party to any Material Acquiree Company Contract is in breach or default thereof. No event has occurred or circumstance exists that (with or without notice or lapse of time) would (a) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Material Acquiree Company Contract or (b) permit the Acquiree Company or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Acquiree Company Contract. The Acquiree Company has not received notice of the pending or threatened cancellation, revocation or termination of any Material Acquiree Company Contract to which it is a party. There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any Material Acquiree Company Contract.

5.21 Employees.

5.21.1 Except as set forth on Schedule 5.21.1, the Acquiree Company has no employees, independent contractors or other Persons providing services to them. Except as would not have a Material Adverse Effect, the Acquiree Company is in full compliance with all Laws regarding employment, wages, hours, benefits, equal opportunity, collective bargaining, the payment of Social Security and other taxes, and occupational safety and health. The Acquiree Company is not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Laws.

5.21.2 No director, officer or employee of the Acquiree Company is a party to, or is otherwise bound by, any contract (including any confidentiality, non-competition or proprietary rights agreement) with any other Person that in any way adversely affects or will materially affect (a) the performance of his or her duties as a director, officer or employee of the Acquiree Company or (b) the ability of the Acquiree Company to conduct its business.

5.22 Tax Returns and Audits.

5.22.1 Tax Returns. The Acquiree Company has filed all material Tax Returns required to be filed (if any) by or on behalf of the Acquiree Company and has paid all material Taxes of the Acquiree Company required to have been paid (whether or not reflected on any Tax Return). No Governmental Authority in any jurisdiction has made a claim, assertion or threat to the Acquiree Company that the Acquiree Company is or may be subject to taxation by such jurisdiction; there are no Liens with respect to Taxes on the Acquiree Company’s property or assets other than Permitted Liens; and there are no Tax rulings, requests for rulings, or closing agreements relating to the Acquiree Company for any period (or portion of a period) that would affect any period after the date hereof.

5.22.2 No Adjustments, Changes. Neither the Acquiree Company nor any other Person on behalf of the Acquiree Company (a) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law or (b) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law.

5.22.3 Reserved.

5.22.4 No Disputes. There is no pending audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes of the Acquiree Company, nor is any such claim or dispute pending or contemplated. The Acquiree Company has delivered to the Acquiror Company true, correct and complete copies of all Tax Returns and examination reports and statements of deficiencies assessed or asserted against or agreed to by the Acquiree Company, if any, since its inception and any and all correspondence with respect to the foregoing.

5.22.5 Not a U.S. Real Property Holding Corporation. The Acquiree Company is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

5.22.6 No Tax Allocation, Sharing. The Acquiree Company is not and has not been a party to any Tax allocation or sharing agreement.

5.22.7 No Other Arrangements. The Acquiree Company is not a party to any agreement, contract or arrangement for services that would result, individually or in the aggregate, in the payment of any amount that would not be deductible by reason of Section 162(m), 280G or 404 of the Code. The Acquiree Company is not a “consenting corporation” within the meaning of Section 341(f) of the Code. The Acquiree Company does not have any “tax-exempt bond financed property” or “tax-exempt use property” within the meaning of Section 168(g) or (h), respectively, of the Code. The Acquiree Company does not have any outstanding closing agreement, ruling request, request for consent to change a method of accounting, subpoena or request for information to or from a Governmental Authority in connection with any Tax matter. During the last two years, the Acquiree Company has not engaged in any exchange with a related party (within the meaning of Section 1031(f) of the Code) under which gain realized was not recognized by reason of Section 1031 of the Code. The Acquiree Company is not a party to any reportable transaction within the meaning of Treasury Regulation Section 1.6011-4.

5.23 Governmental Inquiries. The Acquiree Company has provided to the Acquiror Company a copy of each material written inspection report, questionnaire, inquiry, demand or request for information received by the Acquiree Company from any Governmental Authority, and the Acquiree Company’s response thereto, and each material written statement, report or other document filed by the Acquiree Company with any Governmental Authority.

5.24 Bank Accounts and Safe Deposit Boxes. The Acquiree Company does not have any bank or other deposit or financial account, nor does the Acquiree Company have any lock boxes or safety deposit boxes.

5.25 Money Laundering Laws. The operations of the Acquiree Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no Proceeding involving the Acquiree Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Acquiree Company, threatened.

5.26 Litigation; Orders. Except as set forth in Schedule 5.26, there is no Proceeding (whether federal, state, local or foreign) pending or, to the knowledge of the Acquiree Company, threatened against or affecting the Acquiree Company or any of Acquiree Company’s properties, assets, business or employees; and, to the knowledge of the Acquiree Company, there is no fact that might result in or form the basis for any such Proceeding. The Acquiree Company is not subject to any Orders.

5.27 Title to Properties. Except as set forth on Schedule 5.27, the Acquiree Company owns (with good and marketable title in the case of real property) or holds under valid leases the rights to use all real property, equipment and other personal property necessary for the conduct of its business as presently conducted, free and clear of all Liens, except Permitted Liens.

5.28 Digital Assets.

(a) The Acquiree Company deposits substantially all of its crypto assets in digital wallets held or operated by the Acquiree Company (the “Acquiree Company Wallets”). There are no Encumbrances (other than Permitted Encumbrances) on, or rights of any person to, the Acquiree Company Wallets or the crypto assets contained in such Acquiree Company Wallets. The Acquiree Company has taken commercially reasonable steps to protect the Acquiree Company Wallets and crypto-assets, including by adopting security protocols to prevent, detect and mitigate inappropriate or unauthorized access to the Acquiree Company Wallets and crypto-assets.

(b) The Acquiree Company has the exclusive ability to control, including by use of “private keys” or other equivalent means or through custody arrangements or other equivalent means, all of the crypto-currencies, blockchain-based tokens, and other blockchain asset equivalents applicable to the business of the Acquiree Company (collectively, the “Acquiree Company Digital Assets”) set forth on Schedule 5.28(b), free and clear of all Encumbrances. The Acquiree Company has not taken any actions where it owns a substantial portion of all outstanding tokens in the then existing issued and circulating supply of such tokens on a blockchain to effectuate change through the governance process of that relevant blockchain that could reasonably foreseeably disrupt the continued existence, validity, legality, governance, or public availability of the relevant blockchains.

SECTION VI
REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR COMPANY

Subject to the disclosures contained in the relevant Schedules attached hereto, the Acquiror Company represents and warrants to the Shareholders and the Acquiree Company as follows:

6.1 Organization and Qualification. The Acquiror Company is duly organized, validly existing and in good standing under the laws of Japan, has all requisite corporate authority and power, governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted. Schedule 6.1 sets forth a true, correct and complete list of the Acquiror Company’s jurisdiction of organization and each other jurisdiction in which the Acquiror Company presently conducts its business or owns, holds and operates its properties and assets.

6.2 Subsidiaries. Except as disclosed in Schedule 6.2, the Acquiror Company does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

6.3 Organizational Documents. True, correct and complete copies of the Organizational Documents of the Acquiror Company have been delivered to the Acquiree Company prior to the execution of this Agreement, and no action has been taken to amend or repeal such Organizational Documents since such date of delivery. The Acquiror Company is not in violation or breach of any of the provisions of its Organizational Documents.

6.4 Authorization. The Acquiror Company has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which the Acquiror Company is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which the Acquiror Company is a party and to perform its obligations under this Agreement and each of the Transaction Documents to which the Acquiror Company is a party. The execution, delivery and performance by the Acquiror Company of this Agreement and each of the Transaction Documents to which the Acquiror Company is a party have been duly authorized by all necessary corporate action and do not require from the Acquiror Company Board any consent or approval that has not been validly and lawfully obtained. The execution, delivery and performance by the Acquiror Company of this Agreement and each of the Transaction Documents to which the Acquiror Company is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person.

6.5 No Violation. Except as set forth on Schedule 6.5, neither the execution nor the delivery by the Acquiror Company of this Agreement or any Transaction Document to which the Acquiror Company is a party, nor the consummation or performance by the Acquiror Company of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Acquiror Company; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which the Acquiror Company is a party or by which the properties or assets of the Acquiror Company are bound; (c) contravene, conflict with, or result in a violation of, any Law or Order to which the Acquiror Company, or any of the properties or assets owned or used by the Acquiror Company, may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by the Acquiror Company or that otherwise relate to the business of, or any of the properties or assets owned or used by, the Acquiror Company, except, in the case of clauses (b), (c), or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

6.6 Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties hereto and thereto other than the Acquiror Company, this Agreement and each of the Transaction Documents to which the Acquiror Company is a party are duly authorized, executed and delivered by the Acquiror Company and constitutes the legal, valid and binding obligations of the Acquiror Company, enforceable against the Acquiror Company in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

6.7 Securities Laws. Assuming the accuracy of the representations and warranties of the Shareholders, contained in Section 4 herein and Exhibit B (if the Shareholder is a Non-U.S. person) or Exhibit C (if the Shareholder is an Accredited Investor), the issuance of the Acquiror Company Shares pursuant to this Agreement will be, when issued in accordance with the terms of this Agreement, issued in accordance with exemptions from the registration and prospectus delivery requirements of the Securities Act and the registration permit or qualification requirements of all applicable state securities laws.

6.8 Capitalization and Related Matters.

6.8.1 Capitalization. The capitalization of the Acquiror Company as of the date hereof is as set forth on Schedule 6.8.1, which Schedule 6.8.1 also includes the number of ADSs or Ordinary Shares owned beneficially, and of record, by Affiliates of the Acquiror Company as of the date hereof. The Acquiror Company has not issued any capital stock since its most recently filed Form 6-K under the Exchange Act, other than pursuant to the exercise of employee stock options under the Acquiror Company’s stock option plans, the issuance of Ordinary Shares to employees pursuant to the Acquiror Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Ordinary Share equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the ADSs, Acquiror Company Ordinary Shares, and Series P Preferred Shares, or as set forth on Schedule 6.8.1, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any ADSs, Ordinary Shares, or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Acquiror Company or any Subsidiary is or may become bound to issue additional ADSs, Ordinary Shares or Ordinary Share equivalents or capital stock of any Subsidiary. The issuance and sale of the ADSs, Acquiror Company Ordinary Shares, and Series P Preferred Shares, will not obligate the Acquiror Company or any Subsidiary to issue ADSs, Ordinary Shares or other securities to any Person (other than the Acquiree Company). There are no outstanding securities or instruments of the Acquiror Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Acquiror Company or any Subsidiary. There are no outstanding securities or instruments of the Acquiror Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Acquiror Company or any Subsidiary is or may become bound to redeem a security of the Acquiror Company or such Subsidiary. The Acquiror Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Acquiror Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all applicable securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except for a meeting of the shareholders to be held within approximately 30 days of the date hereof, or any other approvals contemplated herein, no further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the ADSs, Acquiror Company Ordinary Shares, and Series P Preferred Shares. Other than as set forth on Schedule 6.8.1, there are no shareholders agreements, voting agreements or other similar agreements with respect to the Acquiror Company’s capital stock to which the Acquiror Company is a party or, to the knowledge of the Acquiror Company, between or among any of the Acquiror Company’s shareholders.

6.8.2 No Redemption Requirements. There are no outstanding contractual obligations (contingent or otherwise) of the Acquiror Company to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, the Acquiror Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

6.8.3 Duly Authorized. The issuance of the Acquiror Company Shares has been duly authorized and, upon delivery to the Shareholders of certificates therefor in accordance with the terms of this Agreement, the Acquiror Company Shares will have been validly issued and fully paid, and will be nonassessable, have the rights, preferences and privileges specified, will be free of preemptive rights and will be free and clear of all Liens and restrictions, other than Liens created by the Shareholders and restrictions on transfer imposed by this Agreement, the Transaction Documents and the Securities Act.

6.9 Compliance with Laws. The business and operations of the Acquiror Company have been and are being conducted in accordance with all applicable Laws and Orders. The Acquiror Company has not received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting the Acquiror Company and, to the knowledge of the Acquiror Company, no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated. The Acquiror Company is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of the Acquiror Company, any event or circumstance relating to the Acquiror Company that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits the Acquiror Company from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby.

6.10 Certain Proceedings. There is no pending Proceeding that has been commenced against the Acquiror Company and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To the knowledge of the Acquiror Company, no such Proceeding has been threatened.

6.11 No Brokers or Finders. Except as set forth on Schedule 6.11, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Acquiree Company shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

6.12 Material Changes, Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as set forth on Schedule 6.12, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to U.S. GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the ADSs, Acquiror Company Ordinary Shares, and Series P Preferred Shares contemplated by this Agreement or as set forth on Schedule 6.12, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

6.13 SEC Reports. Except as set forth on Schedule 6.13, the Acquiror Company has timely filed or furnished all statements, prospectuses, registration statements, forms, reports and documents required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to the applicable requirements of the Exchange Act, the Securities Act and the other U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise (collectively, the “Federal Securities Laws”) since its incorporation (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “SEC Reports”), and, as of the Closing, will have filed or furnished all other statements, prospectuses, registration statements, forms, reports and other documents required to be filed or furnished by it subsequent to the date of this Agreement with the SEC pursuant to Federal Securities Laws through the Closing (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “Additional SEC Reports”). Each of the SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied, and each of the Additional SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, will comply, in all material respects with the applicable requirements of the Federal Securities Laws (including the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the SEC Reports or the Additional SEC Reports. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the SEC Reports. None of the SEC Reports filed on or prior to the date of this Agreement is subject to any ongoing SEC investigation or review. The SEC Reports did not at the time they were filed with the SEC, or if amended, as of the date of such amendment with respect to those disclosures that were amended (except to the extent that information contained in any SEC Report has been superseded by a subsequently filed SEC Report) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each director and executive officer of the Acquiror Company has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder. As of the date hereof, the Acquiror Company is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of a Person subject to registration or regulation as an “investment company”, in each case, within the meaning of the Investment Company Act.

6.14 Nasdaq Listing. As of the date hereof, shares of the Acquiror Company are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq under the symbol “ELWS.” Except as disclosed in the SEC Reports, the Acquiror Company has complied with the applicable listing requirements of the Nasdaq. Except as disclosed in the SEC Reports, the Acquiror Company has not received any notice from the Nasdaq or the SEC regarding the revocation of such listing or otherwise regarding the delisting of the Acquiror Company from the Nasdaq or the SEC, and there is no action pending or, to the knowledge of the Acquiror Company, threatened against Acquiror Company by the Nasdaq or the SEC with respect to any intention by such entity to deregister Acquiror Company securities or terminate the listing of the Acquiror Company on the Nasdaq. Neither the Acquiror Company nor its affiliates has taken any action in an attempt to terminate the registration of Acquiror Company under the Exchange Act.

6.15 Interested Party Transactions. No officer, director or shareholder of the Acquiror Company or any Affiliate or “associate” (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such Person, has or has had, either directly or indirectly, (1) an interest in any Person which (a) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Acquiror Company or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish the Acquiror Company any goods or services or (2) a beneficial interest in any contract or agreement to which the Acquiror Company is a party or by which it may be bound or affected.

6.16 Governmental Inquiries. The Acquiror Company has provided to the Acquiree Company a copy of each material written inspection report, questionnaire, inquiry, demand or request for information received by the Acquiror Company from any Governmental Authority, and the Acquiror Company’s response thereto, and each material written statement, report or other document filed by the Acquiror Company with any Governmental Authority.

6.17 Intellectual Property. Except as set forth in Schedule 6.17, the Acquiror Company does not own, use, or license any Intellectual Property in its business as presently conducted.

6.18 Money Laundering Laws. The operations of the Acquiror Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no Proceeding involving the Acquiror Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Acquiror Company, threatened.

6.19 Litigation. Except as set forth in Schedule 6.19, there is no Proceeding (whether federal, state, local or foreign) pending or, to the knowledge of the Acquiror Company, threatened against or affecting the Acquiror Company or any of Acquiror Company’s properties, assets, business or employees; and, to the knowledge of the Acquiree Company, there is no fact that might result in or form the basis for any such Proceeding.

6.20 Board Recommendation. The Acquiror Company Board, by unanimous written consent, has determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of the Acquiror Company’s shareholders and has duly authorized this Agreement and the transactions contemplated by this Agreement.

6.21 Registration Rights. Except as provided in the Transaction Documents, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

6.22 Sarbanes-Oxley; Internal Accounting Controls. The Acquiror Company and the Subsidiaries are in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended that are effective as of the date hereof and as of the Closing Date, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date and apply to the Acquiror Company given its status as a foreign private issuer and emerging growth company (as such terms are defined under the Securities Act). Except as set forth on Schedule 6.22, the Acquiror Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Acquiror Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Acquiror Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Acquiror Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Acquiror Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed Form 20-F under the Exchange Act (such date, the “Evaluation Date”). The Acquiror Company presented in its most recently filed Form 20-F under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Except as set forth on Schedule 6.22, since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Acquiror Company and its Subsidiaries that have materially adversely affected, or is reasonably likely to materially adversely affect, the internal control over financial reporting of the Acquiror Company and its Subsidiaries.

6.23 Transactions with Affiliates and Employees. Except as set forth on Schedule 6.23, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

SECTION VII

COVENANTS AND AGREEMENTS OF THE PARTIES

7.1 Corporate Examinations and Investigations. Prior to the Closing, each party shall be entitled, through its employees and representatives, to make such investigations and examinations of the books, records and financial condition of the Acquiree Company and the Acquiror Company as each party may reasonably request. In order that each party may have the full opportunity to do so, the Acquiree Company, the Acquiror Company and the Shareholders shall furnish each party and its representatives during such period with all such information concerning the affairs of the Acquiree Company or the Acquiror Company as each party or its representatives may reasonably request and cause the Acquiree Company or the Acquiror Company and their respective officers, employees, consultants, agents, accountants and attorneys to cooperate fully with each party’s representatives in connection with such review and examination and to make full disclosure of all information and documents requested by each party and/or its representatives. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, with copies thereof to be provided to each party and/or its representatives upon request.

7.2 Cooperation; Consents. Prior to the Closing, each party shall cooperate with the other parties and shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other Persons the consent or approval of which, or the license or permit from which is required for the consummation of the Share Exchange and (ii) provide to each other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations.

7.3 Conduct of Business. Subject to the provisions hereof, from the date hereof through the Closing, each party hereto shall (i) conduct its business in the ordinary course and in such a manner so that the representations and warranties contained herein shall continue to be true and correct in all material respects as of the Closing as if made at and as of the Closing and (ii) not enter into any material transactions or incur any material liability (except in the ordinary course of its business) not required or specifically contemplated hereby, without first obtaining the written consent of the Acquiree Company and the holders of a majority of voting stock of the Acquiree Company, on the one hand, and the Acquiror Company and the holders of a majority of the Acquiror Company Shares, on the other hand. Without the prior written consent of the Acquiree Company, each of the Shareholders or the Acquiror, which consent shall not be unreasonably withheld, delayed, denied, or conditioned and except as required or specifically contemplated hereby, each party shall not undertake or fail to undertake any action if such action or failure would render any of said warranties and representations untrue in any material respect as of the Closing.

7.4 Litigation. From the date hereof through the Closing, each party hereto shall promptly notify the representative of the other parties of any known Proceeding, which, after the date hereof, is threatened or commenced against such party or any of its affiliates or any officer, director, employee, consultant, agent or Shareholder thereof, in their capacities as such, and which, if decided adversely, could reasonably be expected to have a Material Adverse Effect upon the condition (financial or otherwise), assets, liabilities, business, operations or prospects of such party or any of its Subsidiaries.

7.5 Notice of Default. From the date hereof through the Closing, each party hereto shall give to the representative of the other parties prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party, or which would render inaccurate in any material respect any of such party’s representations or warranties herein.

7.6 Public Disclosure. Except to the extent previously disclosed or to the extent the parties are required by applicable law or regulation to make disclosure, prior to Closing, no party shall issue any statement or communication to the public regarding the transactions contemplated herein without the consent of the other parties, which consent shall not be unreasonably withheld, delayed, denied, or conditioned. To the extent a party hereto believes it is required by law or regulation to make disclosure regarding the transaction, it shall, if possible, immediately notify the other parties prior to such disclosure and provide the opportunity for the other parties to make reasonable comments to such disclosure.

7.7 No Loans or Advances. Except for loans and advances outstanding as of the Closing Date or such loans and advances that are in compliance with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder, the Acquiree Company will not make any loans, advances, or other extensions of credit to the executive officers or directors of the Acquiree Company, any Subsidiary or any family member or Affiliate of any of such executive officers or directors.

7.8 Shareholder Approval. Acquiror Company shall, as soon as reasonably practicable but in any event no later than five (5) Business Days prior to the Termination Date, establish a record date for, duly call and give notice of, convene and hold an extraordinary general meeting of Acquiror Company shareholders (the “Acquiror Company Meeting”), in each case in accordance with the Acquiror Company Organizational Documents and applicable Law, for the purpose of (a) obtaining shareholder approval from the Acquiror Company for the consummation of the Share Exchange, (b) adopting or approving such other proposals as may be reasonably requested by the Acquiree Company as necessary or appropriate in connection with the consummation of the Share Exchange, (c) adopting or approving any other proposal that Nasdaq (or the respective staff thereof) indicates is necessary, and (d) related and customary procedural and administrative matters. Acquiror Company shall use its commercially reasonable efforts to obtain such approvals and authorizations from the Acquiror Company shareholders at the Acquiror Company Meeting, including by soliciting proxies as promptly as practicable in accordance with applicable Law for the purpose of seeking such approvals and authorizations from the Acquiror Company shareholders. Notwithstanding anything to the contrary contained in this Agreement, Acquiror Company shall be entitled to postpone or adjourn the Acquiror Company Meeting solely to the extent necessary (an “Acquiror Company Meeting Change”): (x) to comply with applicable Law or (y) if, as of the time for which the Acquiror Company Meeting is originally scheduled, there are insufficient Acquiror Company Ordinary Shares represented (either in person, virtually or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Acquiror Company Meeting; provided that, without the prior written consent of the Acquiree Company (such consent not to be unreasonably withheld, delayed, denied or conditioned), Acquiror Company may only be entitled to one Acquiror Company Meeting Change (excluding any postponements or adjournments required by applicable Law), and the Acquiror Company Meeting may not be adjourned or postponed to a date that is more than fourteen (14) Business Days after the date for which the Acquiror Company Meeting was originally scheduled (excluding any postponements or adjournments mandated by applicable Law) and provided it is held no later than three (3) Business Days prior to the Termination Date; provided, further, that, in the event of a postponement or adjournment pursuant to clause (y), the Acquiror Company Meeting shall be reconvened as promptly as practicable following such time as the matters described in such clauses have been resolved.

7.9 Regulatory Approval. The Shareholders covenant and agree that, from and after the Closing, they shall use reasonable best efforts within their reasonable business judgment to obtain the Regulatory Approval as promptly as reasonably practicable thereafter and in any event prior to the Regulatory Approval Deadline, including by timely preparing, submitting, and supplementing all required filings and responding promptly to all regulatory inquiries. Based on their reasonable business judgment, the Shareholders shall not take any action or omit to take any action that would reasonably be expected to materially delay, impair, or prevent the obtaining of the Regulatory Approval. Any denial or material delay of the Regulatory Approval resulting from (i) the Shareholder’s failure to comply with applicable laws, regulations, or self-regulatory requirements, (ii) any inaccurate, incomplete, or misleading information provided by the Shareholders to any governmental or regulatory authority, (iii) any intentional misconduct, bad-faith action, or willful omission by the Shareholders in connection with the obtaining of the Regulatory Approval, or (iv) any known and material pre-Closing regulatory, licensing, or compliance deficiencies of the Acquiree Company that were not disclosed to the Acquiror Company prior to the Closing Date and that materially contribute to such denial or material delay, shall constitute a material breach of this Agreement.

7.10 Sigma9 Warrant Grant. The Acquiror Company shall have entered into that certain warrant purchase agreement (the “Warrant Purchase Agreement”) with Sigma9 Capital Ltd. (“Sigma9”) to grant to Sigma9 2,500,000 warrants (the “Sigma9 Warrants”), each exercisable for a single ADS of the Acquiror Company at an exercise price of US $5.00 per ADS, with a term of 3 years from the date of grant and standard anti-dilution and adjustment provisions, a form of the Warrant Purchase Agreement and Sigma9 Warrant is contained in Annex B (the “Sigma9 Warrant Grant”). The Sigma9 Warrant Grant shall close contemporaneously with the transactions contemplated herein and, if this Agreement does not close, the Sigma9 Warrant Grant shall not close and, in such event, neither party thereto shall be entitled to any compensation or damages thereunder.

7.11 Governance. At Closing, the Acquiror Company and the Acquiree Company agree that, following Acquiror Company Shareholder Approval of the Share Exchange contemplated by this Agreement:

(1) the current Chief Executive Officer of the Acquiree Company (or such person’s designee) shall be appointed as Co-Chief Executive Officer of the Acquiror Company, and as a director of the Acquiror Company, each such appointment effective as of or immediately following the next duly convened meeting of the Acquiror Company’s Shareholders.

(2) the current Chief Executive Officer of the Acquiree Company shall continue to serve in the capacity of Co-Chief Executive Officer for the Acquiree Company following consummation of the Share Exchange and the transactions contemplated by this Agreement.

(3) the Acquiree Company shall be entitled to designate a single individual for appointment to the Board of Directors of the Acquiror Company at the Closing who shall be a member of One9, LLC, a Florida limited liability company and shall be entitled to stand for reelection to the Board of Directors of the Acquiror Company for up to five years thereafter, subject to Acquiror Company Shareholder Approval, all subject to compliance with applicable Nasdaq, corporate governance, and independence requirements (the “Acquiree Company Director”).

(4) the Acquiree Company Director shall serve as the Chair of the Acquiror Company’s Compensation Committee and, following the Closing, the management team of the Acquiror Company shall be entitled to participate in a profit-based incentive pool equal to 10% of the Acquiror Company’s consolidated net profits (the “Management Profit Pool”), which is to be allocated for management bonuses and incentive awards as determined by the Acquiror Company Compensation Committee, in its sole discretion and in accordance with applicable law and the Acquiror Company’s Organizational Documents.

(5) the Management Profit Pool shall be in addition to any equity-based or other long-term incentive compensation plans that may be adopted or approved by the Acquiror Company from time to time.

7.12 Audited Financial Statements. The Acquiree Company will provide copies of its audited financial statements for the fiscal years ended December 31, 2023, and December 31, 2024, and reviewed financial statements for the three- and nine-month fiscal periods ended September 30, 2025, and September 30, 2024, all of which comply with the requirements of U.S. GAAP (the “Required Financial Statements”).

SECTION VIII
CONDITIONS PRECEDENT OF THE ACQUIROR COMPANY

The Acquiror Company’s obligation to acquire the Shares and to take the other actions required to be taken by the Acquiror Company at the Closing Date is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by the Acquiror Company, in whole or in part):

8.1 Accuracy of Representations. The representations and warranties of the Acquiree Company and the Shareholders set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

8.2 No Force Majeure Event. There shall not have been any delay, error, failure or interruption in the conduct of the business of the Acquiree Company, or any loss, injury, delay, damage, distress, or other casualty, due to force majeure including but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

8.3 Consents. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Acquiree Company and/or the Shareholders for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated by this Agreement, shall have been obtained and made by the Acquiree Company or the Shareholders, as the case may be, as of the Closing Date. To the extent that any required shareholder, board, stock exchange, governmental, or regulatory approvals are not obtained as of the Closing Date, the consummation of the applicable transactions contemplated hereby, or the effectiveness of the relevant provisions of this Agreement, shall be conditioned upon the receipt of such approvals. Following the Closing, each Party shall use its commercially reasonable efforts to obtain all such required consents, approvals, authorizations, and filings as promptly as practicable. The failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings shall not invalidate the Closing or this Agreement, but shall suspend the effectiveness or consummation of the applicable transaction steps until such approval has been obtained, except as otherwise expressly provided herein.

8.4 Certificate of Officer. The Acquiree Company will have delivered to the Acquiror Company a certificate executed by the Officer of the Acquiree Company, certifying the satisfaction of the conditions specified in Sections 8.1, 8.2, and 8.3 relating to the Acquiree Company.

8.5 Documents. The Acquiree Company and the Shareholders shall, to the extent legally permissible and applicable as of the Closing Date, have delivered, or shall cause to be delivered following the Closing and, upon receipt of any required shareholder, board, stock exchange, governmental, or regulatory approvals, must deliver to the Acquiror Company at the Closing the following documents, the delivery of which shall not be a condition to the Closing unless expressly stated otherwise herein, but shall instead be conditions to the effectiveness of the applicable provisions of this Agreement or the consummation of the applicable transaction steps:

8.5.1 a certificate evidencing the number of Shares held by each Shareholder, along with executed transfer forms transferring such Shares to the Acquiror Company together with a certified copy of a board resolution of the Acquiree Company approving the registration of the transfer of such shares to Acquiror Company (subject to Closing and payment of stamp duty);

8.5.2 a Secretary’s Certificate, dated the Closing Date, certifying attached copies of (A) the Organizational Documents of the Acquiree Company, (B) the resolutions of the Board of Directors of the Acquiree Company approving this Agreement and the transactions contemplated hereby; and (C) the incumbency of each authorized officer of the Acquiree Company signing this Agreement and any other agreement or instrument contemplated hereby to which the Acquiree Company is a party;

8.5.3 each of the Transaction Documents to which the Acquiree Company and/or the Shareholders is a party, duly executed;

8.5.4 a copy of a duly executed legal opinion addressed to the Acquiror Company dated as of the Closing Date from Clark Hill LLP, in form and substance reasonably satisfactory to the Acquiror Company and its counsel; and

8.5.5 such other documents as the Acquiror Company may reasonably request for the purpose of (a) evidencing the accuracy of any of the representations and warranties of the Acquiree Company and the Shareholders pursuant to Section 8.1 herein, (b) evidencing the performance of, or compliance by the Acquiree Company and the Shareholders with, any covenant or obligation required to be performed or complied with by the Acquiree Company or the Shareholders, as the case may be, (c) evidencing the satisfaction of any condition referred to in this Section 8, or (d) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

8.6 No Proceedings. There must not have been commenced or threatened against the Acquiree Company or the Shareholders, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the Closing Date) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement.

8.7 No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any Person any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the Shares or any other stock, voting, equity, or ownership interest in, the Acquiree Company or (b) is entitled to all or any portion of the Acquiror Company Shares.

8.8 Nasdaq and Shareholder Approval. To the extent required under Nasdaq rules, the Acquiror Company shall obtain all necessary approvals from Nasdaq and the Acquiror Company’s shareholders with regard to the transactions contemplated by this Agreement, including holding an Extraordinary Meeting of Shareholders, to approve all such resolutions required by Nasdaq.

SECTION IX
CONDITIONS PRECEDENT OF THE ACQUIREE COMPANY
AND THE SHAREHOLDERS

The Shareholders’ several and not joint obligation to transfer the Shares and the obligations of the Acquiree Company to take the other actions required to be taken by the Acquiree Company in advance of or at the Closing Date are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by the Acquiree Company and the Shareholders jointly, in whole or in part):

9.1 Accuracy of Representations. The representations and warranties of the Acquiror Company set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

9.2 No Force Majeure Event. There shall not have been any delay, error, failure or interruption in the conduct of the business of the Acquiror Company, or any loss, injury, delay, damage, distress, or other casualty, due to force majeure including but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

9.3 Consents. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Acquiror Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement, shall have been obtained and made by the Acquiror Company as of the Closing Date. To the extent that any required shareholder, board, stock exchange, governmental, or regulatory approvals are not obtained as of the Closing Date, the consummation of the applicable transactions contemplated hereby, or the effectiveness of the relevant provisions of this Agreement, shall be conditioned upon the receipt of such approvals. Following the Closing, each Party shall use its commercially reasonable efforts to obtain all such required consents, approvals, authorizations, and filings as promptly as practicable. The failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings shall not invalidate the Closing or this Agreement, but shall suspend the effectiveness or consummation of the applicable transaction steps until such approval has been obtained, except as otherwise expressly provided herein.

9.4 Certificate of Officer. The Acquiror Company will have delivered to the Acquiree Company a certificate, dated the Closing Date, executed by an officer of the Acquiror Company, certifying the satisfaction of the conditions specified in Sections 9.1, 9.2, and 9.3 relating to the Acquiror Company.

9.5 Documents. The Acquiror Company shall, to the extent legally permissible and applicable as of the Closing Date, have delivered, or shall cause to be delivered following the Closing and upon receipt of any required shareholder, board, stock exchange, governmental, or regulatory approvals, the following documents to be delivered to the Acquiree Company and/or the Shareholders, the delivery of which shall not be a condition to the Closing unless expressly stated otherwise herein, but shall instead be conditions to the effectiveness of the applicable provisions of this Agreement or the consummation of the applicable transaction steps:

9.5.1 share certificates evidencing a total of 3,049,000 shares of Acquiror Company Shares (609,800 ADS equivalents) being issued to the Shareholders pursuant hereto;

9.5.2 a Secretary’s Certificate, dated the Closing Date certifying attached copies of (A) the Organizational Documents of the Acquiror Company; (B) the resolutions of the Acquiror Company Board approving this Agreement and the transactions contemplated hereby; and (C) the incumbency of each authorized officer of the Acquiror Company signing this Agreement and any other agreement or instrument contemplated hereby to which the Acquiror Company is a party;

9.5.3 each of the Transaction Documents to which the Acquiror Company is a party, duly executed;

9.5.4 a copy of a duly executed legal opinion addressed to the Acquiree Company dated as of the Closing Date from Acquiror Company’s counsel in form and substance reasonably acceptable to Acquiree Company and its counsel; and

9.5.5 such other documents as the Acquiree Company may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of the Acquiror Company pursuant to Section 9.1 herein, (ii) evidencing the performance by the Acquiror Company of, or the compliance by the Acquiror Company with, any covenant or obligation required to be performed or complied with by the Acquiror Company, (iii) evidencing the satisfaction of any condition referred to in this Section 9, or (iv) otherwise facilitating the consummation of any of the transactions contemplated by this Agreement.

9.6 No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against the Acquiror Company, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the date of this Agreement) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated hereby.

9.7 No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any Person any claim asserting that such Person (a) is the holder of or has the right to acquire or to obtain beneficial ownership of the Acquiror Company Ordinary Shares or any other stock, voting, equity, or ownership interest in, the Acquiror Company, or (b) is entitled to all or any portion of the Acquiror Company Shares.

9.8 No Liability. There must not be any material outstanding liability or obligation of the Acquiror Company, other than (i) those disclosed in SEC filings, (ii) those incurred in the ordinary course of business, and (iii) those listed in Schedule 9.8.

9.9 Nasdaq and Shareholder Approval. To the extent required under Nasdaq rules, the Acquiror Company shall use commercially reasonable efforts to obtain all necessary approvals from Nasdaq and the Acquiror Company’s shareholders with regard to the transactions contemplated by this Agreement, including holding an Extraordinary Meeting of Shareholders, to approve all such resolutions required by Nasdaq. The receipt of any such approvals shall not be a condition to the Closing unless expressly stated otherwise herein, but the effectiveness of the applicable provisions of this Agreement, and the consummation of the related transaction steps, shall be conditioned upon the receipt of such approvals.

SECTION X
INDEMNIFICATION; REMEDIES

10.1 Survival. All representations, warranties, covenants, and obligations in this Agreement shall expire eighteen (18) months following the date this Agreement is executed and delivered (the “Survival Period”). The right to payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

10.2 Breach by the Shareholders. Nothing in this Section 10 shall limit the Acquiror Company’s right to pursue any appropriate legal or equitable remedy against a Shareholder with respect to any damages from and after the execution of this Agreement, until the expiration of the Survival Period arising, directly or indirectly, from or in connection with: (a) any breach by any Shareholder of any representation or warranty made by such Shareholder in this Agreement or in any certificate delivered by such Shareholder pursuant to this Agreement or (b) any breach by any Shareholder of any covenants or obligation in this Agreement required to be performed by the Acquiror Company on or prior to the Closing Date or after the Closing Date.

10.3 Shareholder Indemnification. The Shareholders, severally and not jointly, shall indemnify, defend, and hold harmless the Acquiror Company and its Affiliates, and their respective directors, officers, employees, and representatives, from and against any and all losses, liabilities, damages, costs, and expenses incurred by any such Person to the extent arising out of or resulting from any breach of the representations, warranties or covenants made by the Shareholders or the Acquiree Company set forth in this Agreement.

SECTION XI
GENERAL PROVISIONS

11.1 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, delivery, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

11.2 Confidentiality.

11.2.1 The Acquiror Company, the Shareholders and the Acquiree Company will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the transactions contemplated by this Agreement, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

11.2.2 In the event that any party is required to disclose any information of another party pursuant to clause (b) or (c) of Section 11.2.1 herein, the party requested or required to make the disclosure (the “Disclosing Party”) shall provide the party that provided such information (the “Providing Party”) with prompt notice of any such requirement so that the providing party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 11.2. If, in the absence of a protective order or other remedy or the receipt of a waiver by the providing party, the disclosing party is nonetheless, in the reasonable opinion of counsel, legally compelled to disclose the information of the providing party, the disclosing party may, without liability hereunder, disclose only that portion of the providing party’s information which such counsel advises is legally required to be disclosed, provided that the disclosing party exercises its reasonable efforts to preserve the confidentiality of the providing party’s information, including, without limitation, by cooperating with the providing party to obtain an appropriate protective order or other relief assurance that confidential treatment will be accorded the providing party’s information.

11.2.3 If the transactions contemplated by this Agreement are not consummated, each party will return or destroy all of such written information each party has regarding the other parties.

11.3 Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (a) if personally delivered, on the Business Day of such delivery (as evidenced by the receipt of the personal delivery service), (b) if domestically mailed certified or registered mail, return receipt requested, postage prepaid, two (2) Business Days after being mailed, (c) if internationally mailed registered mail, return receipt requested, postage prepaid, seven (7) Business Days after being mailed, (d) if delivered by overnight courier (with all charges having been prepaid), on the Business Day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (e) if delivered by facsimile or electronic transmission, on the Business Day of such delivery if sent by 6:00 p.m. in the time zone of the recipient or, if sent after that time, on the next succeeding Business Day (as evidenced by the printed confirmation of delivery generated by the sending party’s facsimile machine or electronic receipt confirmation if sent by email.). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 11.3), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second Business Day after the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to Acquiror Company: Earlyworks, Co., Ltd. 5-7-11, Ueno, Taito-ku Tokyo, Japan 110-0005 Attention: Satoshi Kobayashi, CEO E-mail: [ ]	with a mandatory copy, which shall not constitute notice, to: Hunter Taubman Fischer & Li LLC 950 Third Ave., 19th Floor New York, NY 10022 Attention: [ ] E-mail: [ ]

If to the Acquiree Company or Shareholders: Perpetual Markets Ltd. [ ] Attention: [ ] E-mail: [ ] Facsimile No.: [ ]	with a mandatory copy, which shall not constitute notice, to: Clark Hill LLP 555 South Flower Street, 24th Floor Los Angeles, CA 90071 Attention: [ ] E-mail: [ ] Facsimile No.: [ ]

11.4 Arbitration. Any dispute or controversy under this Agreement shall be settled exclusively by arbitration in the City of New York, County of New York in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitration award in any court having jurisdiction.

11.5 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other parties may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

11.6 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other parties; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

11.7 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party against whom the enforcement of such amendment is sought.

11.8 Assignments, Successors, and No Third-Party Rights. No party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties. Except as expressly provided herein, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

11.9 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

11.10 Section Headings; Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

11.11 Governing Law. This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.

11.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

11.13  Shareholder Approval Under Japanese Companies Act. All provisions of this Agreement shall be valid only to the extent they are approved and authorized at a shareholders' meeting of the Company under the Japanese Companies Act and applicable laws and regulations. In the event of any conflict or inconsistency between the approval or authorization of the shareholders’ meeting and the provisions of this Agreement, the approval or authorization of the shareholders’ meeting shall prevail.

11.14 Statutory Delays; Waiver of Claims. The Acquiree Company and Shareholders accept any reasonable delay foreseeably caused by the fulfillment of all necessary procedures under the Japanese Companies Act and waive any claim for damages against the Acquiror Company therefor.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SIGNATURE PAGE OF ACQUIROR COMPANY

IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

Acquiror Company:

Earlyworks Co., Ltd.
A joint-stock corporation with limited liability pursuant to the laws of Japan

Signed:
Satoshi Kobayashi
Chief Executive Officer

SIGNATURE PAGE OF ACQUIREE COMPANY

IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

Acquiree Company:

Perpetual Markets Ltd.
A company organized under the laws of Cyprus

Signed:
[ ]

SIGNATURE PAGE OF SHAREHOLDERS OF ACQUIREE COMPANY

IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

Shareholders:

Signed:
Name:	[ ]

Address:
[ ]	[ ]

Signed:
Name:	[ ], by ______________

Address:
[ ]

Signed:
Name:	[ ]

Address:
[ ]

Signed:
Name:	[ ]

Address:
[ ]

Signed:
Name:	[ ], by ______________

Address:
[ ]

EXHIBIT A

Shareholders of Perpetual Markets Ltd.

No.	Name	Address	ADSs (for Ordinary Shares)	Series P Preferred Shares[3]
1
2
3
4
5
Shareholders’ Totals[4]

[3]	In ADS equivalent numbers, if and as convertible from Series P Preferred Shares into Ordinary Shares on a one-for-one basis.

[4]	The designee referenced in the recitals to and Section 2.1 of this Agreement is One9, LLC, a Florida limited liability company, that will receive [ ] ADSs (for Ordinary Shares) and [ ] Series P Preferred Shares (in ADS equivalent numbers, if and as convertible from Series P Preferred Shares into Ordinary Shares on a one-for-one basis from the number of such securities that otherwise would have been issued to the Shareholders.

EXHIBIT B

Non-U.S. Person Representations

The Shareholder indicating that it is not a U.S. person, severally and not jointly, further represents and warrants to the Acquiror Company as follows:

1.	At the time of (a) the offer by the Acquiror Company and (b) the acceptance of the offer by such person or entity, of the Acquiror Company Shares, such person or entity was outside of the United States.

2.	Such person or entity is acquiring the Acquiror Company Shares for such Shareholder’s own account, for investment and not for distribution or resale to others and is not purchasing the Acquiror Company Shares for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

3.	Such person or entity will make all subsequent offers and sales of the Acquiror Company Shares either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, such person or entity will not resell the Acquiror Company Shares to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is one year thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

4.	Such person or entity has no present plan or intention to sell the Acquiror Company Shares in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Acquiror Company Shares and is not acting as a Distributor of such securities.

5.	Neither such person or entity, its Affiliates nor any Person acting on behalf of such person or entity, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Acquiror Company Shares at any time after the Closing Date through the Distribution Compliance Period except in compliance with the Securities Act.

6.	Such person or entity consents to the placement of a legend on any certificate or other document evidencing the Acquiror Company Shares substantially in the form set forth in Section 4.2.3 herein.

7.	Such person or entity is not acquiring the Acquiror Company Shares in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

8.	Such person or entity has sufficient knowledge and experience in finance, securities, investments, and other business matters to be able to protect such person’s or entity’s interests in connection with the transactions contemplated by this Agreement.

9.	Such person or entity has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting, and financial advisors concerning its investment in the Acquiror Company Shares.

10.	Such person or entity understands the various risks of an investment in the Acquiror Company Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Acquiror Company Shares.

11.	Such person or entity has had access to the Acquiror Company’s publicly filed reports with the SEC and has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Acquiror Company that such person or entity has requested and all such public information is sufficient for such person or entity to evaluate the risks of investing in the Acquiror Company Shares.

12.	Such person or entity has been afforded the opportunity to ask questions of and receive answers concerning the Acquiror Company and the terms and conditions of the issuance of the Acquiror Company Shares.

13.	Such person or entity is not relying on any representations and warranties concerning the Acquiror Company made by the Acquiror Company or any officer, employee, or agent of the Acquiror Company, other than those contained in this Agreement.

14.	Such person or entity will not sell or otherwise transfer the Acquiror Company Shares unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

15.	Such person or entity represents that the address furnished on its signature page to this Agreement is the principal residence if he is an individual or its principal business address if it is a corporation or other entity.

16.	Such person or entity understands and acknowledges that the Acquiror Company Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Acquiror Company that has been supplied to such person or entity and that any representation to the contrary is a criminal offense.

EXHIBIT C

Definition of “Accredited Investor”

The term “accredited investor” means:

1.	an individual with a net worth, or a joint net worth together with his or her spouse (or spousal equivalent), in excess of US $1,000,000. (In calculating net worth, you may include equity in personal property and real estate (however, you cannot include your primary residence), cash, short term investments, stock, and securities. Equity in personal property and real estate (excluding your primary residence) should be based on the fair market value of such property minus debt secured by such property.)

1.	an individual that had an individual income in excess of US $200,000 in each of the prior two years and reasonably expects an income in excess of US $200,000 in the current year. (In calculating net income, you may include earned income and other ordinary income, such as interest, dividends, and royalties.)

2.	an individual that had with his/her spouse (or spousal equivalent) joint income in excess of US $300,000 in each of the prior two years and reasonably expects joint income in excess of US $300,000 in the current year. (In calculating net income, you may include earned income and other ordinary income, such as interest, dividends, and royalties.)

3.	a natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act of 1940 (17 CFR 270.3c-5(a)(4)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act.

4.	a “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1):

a.	With assets under management in excess of US $5,000,000,

b.	That is not formed for the specific purpose of acquiring the securities offered, and

c.	Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

5.	a “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1), of a family office meeting the requirements in paragraph (a)(12) of this section and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (a)(12)(iii).

6.	a natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status.

7.	an entity, including a revocable trust, in which all of the equity owners (or in the case of a revocable trust the grantors) are “accredited investors” because each equity owner meets one of the criteria set forth in paragraphs (a) through (c) in the Questionnaire for Individuals in Part B.1 of this Questionnaire above or paragraphs (b) through (p) below (if this is the only paragraph checked under this section, each such equity owner must fill out a separate investor questionnaire for individuals or entities, as appropriate);

8.	a trust (other than an employee benefit or pension plan) with total assets in excess of US $5,000,000 not formed for the specific purpose of acquiring securities in connection with the proposed Investment, whose voting decision with respect to the proposed Investment would be directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the Investment and of the consideration that would be received in the Investment;

9.	a partnership, a corporation, or a Massachusetts or similar business trust, not formed for the specific purpose of acquiring securities in the Investment, with total assets in excess of US $5,000,000;

10.	an organization described in Section 501(c)(3) of the Code, not formed for the specific purpose of acquiring securities in the proposed Investment, with total assets in excess of US $5,000,000;

11.	a bank as defined in Section 3(a)(2) of the Securities Act, whether acting in its individual or fiduciary capacity;

12.	a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

13.	a broker dealer registered pursuant to Section 15 of the Exchange Act;

14.	an insurance company as defined in Section 2(13) of the Securities Act;

15.	an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

16.	a business development company as defined in Section 2(a)(48) of the Investment Company Act;

17.	a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

18.	a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of US $5,000,000;

19.	an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if the investment decision to vote in favor of an Investment is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser;

20.	an employee benefit plan within the meaning of ERISA with assets in excess of US $5,000,000;

21.	a self-directed employee benefit plan within the meaning of ERISA with investment decisions made solely by persons that are “accredited investors” as defined in Rule 501(a) of Regulation D (if this is the only box checked under this section, each such person must fill out a separate investor questionnaire for individuals or entities, as appropriate);

22.	a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

23.	an entity, including Indian tribes, governmental bodies, funds, and entities organized under the laws of foreign countries, that own “investments,” as defined in Rule 2a51-1(b) under the Investment Company Act, in excess of US $5,000,000 and that was not formed for the specific purpose of investing in the securities offered.

Schedules of Share Exchange Agreement

In connection with the Share Exchange Agreement dated as of December 28, 2025 (the “SEA”) made by and among Earlyworks Co., Ltd., a joint-stock corporation with limited liability pursuant to the laws of Japan (the “Acquiror Company” or “Earlyworks”), Perpetual Markets Ltd., a company organized under the laws of Cyprus (the “Acquiree Company” or “Perpetual”), and the persons listed in Exhibit A hereof (collectively, the “Shareholders”; each, a “Shareholder”), being the owners of record of all of the issued share capital of Perpetual (the “Perpetual Shares”), the Schedule is hereby delivered as contemplated under the SEA setting forth the respective exceptions to the representations and warranties and covenants of the Acquiror Company, the Acquiree Company, and the Shareholders, as the case may be.

The section numbers in this Schedule correspond to the respective section numbers in the SEA; provided, however, that any information disclosed herein under any section number (including appendices) shall be deemed to be disclosed and incorporated in any other sections of the SEA where it is reasonably apparent on the face of such disclosure that such information applies to such other sections. Express references to a specific document do not purport to be complete and are qualified in their entirety by the document itself. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is material or required by the SEA, including in order to render a representation true or correct, nor shall such information be deemed to establish a standard of materiality for purposes of the SEA. Capitalized terms used in this Schedule shall have the meanings ascribed to them in the SEA, unless otherwise defined herein.

Certain information contained in this Schedule may constitute material confidential information relating to the Acquiror Company, Acquiree Company and the Shareholders. Such information may not be used for any purpose other than in consummate the transactions contemplated by the SEA.

ANNEX A

Series P Preferred Shares Designation

ANNEX B

Form of Warrant Purchase Agreement and Acquiror Company Warrant